Exhibit 10.3

SNAIL GAMES USA, INC.

12049 Jefferson Blvd.

Culver City, CA 90230

October 10, 2025

Peter Kang

Senior Vice President, Director of Business Development and Operations

Snail, Inc. and Snail Games USA, Inc.

12049 Jefferson Blvd.

Culver City, CA 90230

Dear Peter,

Reference is made to that certain employment agreement, dated as of December 10, 2012 (the “Initial Employment Agreement”), by and between you and Snail Games USA, Inc., a California Corporation (“Snail Games” or the “Company”), as amended, by that certain amendment, effective as of December 1, 2021, to the Original Employment Agreement (“Amendment No. 1” and together with the Initial Employment Agreement, the “Original Employment Agreement”). The Company and its parent company, Snail, Inc., desire to amend the Original Employment Agreement as set forth in this amendment (this “Amendment No. 2”). All capitalized terms not defined herein will have the meanings ascribed to them in the Original Employment Agreement.

Effective October 6, 2025 (unless otherwise stated), the terms of your current employment with the Company and Snail, Inc., as memorialized in the Original Employment Agreement, are amended as follows:

1.	Article 1 of the Original Employment Agreement as set forth in Amendment No. 1 is hereby deleted in its entirety and replaced with the following:

“1. Title. Your title, effective as of September 16, 2024, shall be Senior Vice President, Director of Business Development and Operations of the Company and Snail, Inc.”

2.	Article 2 of the Original Employment Agreement as set forth in Amendment No. 1 is hereby deleted in its entirety and replaced with the following:

“2. Annual Salary. Your annual base salary will be Three Hundred Thirty Thousand Dollars ($330,000). You will be paid in accordance with the Company’s standard payroll schedule.”

3.	Article 3 of the Original Employment Agreement as set forth in Amendment No. 1 is hereby deleted in its entirety and replaced with the following:

“3. Duties and Services. Your duties shall require your full time attention and you shall exclusively render your employment services to the Company and Snail, Inc. customarily incident to your position with the Company and Snail, Inc. and to such other services as may be reasonably requested by the Chief Executive Officer of the Company and/or Snail, Inc. and/or the Board of Directors of Snail, Inc.”

Except as noted above, all other terms of the Original Employment Agreement will remain unchanged.

If you choose to accept the above terms, please sign a copy of this Amendment No. 2 and return it to us at your earliest convenience.

This Amendment No. 2 may be delivered via facsimile, electronic mail (including pdf), any electronic signature complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com), or any other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered, and be valid and effective in all respects for all purposes.

Congratulations! If you have any questions regarding this offer for employment or benefits, please do not hesitate to contact me.

Sincerely,

By:	/s/ Hai Shi
Name:	Hai Shi
Title:	Chief Executive Officer and Chief Strategy Officer

ACCEPTED

/s/ Peter Kang
Peter Kang

Dated: October 10, 2025

[Signature page to Amendment No. 2 to Employment Agreement—Peter Kang]